UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2014

Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 E. Campbell Ave., Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Note with Coventry Enterprises LLC, and Securities Purchase Agreement and Convertible Note with LG Capital Funding

As of March 18, 2014 (“Issue Date”), and with a closing date of March 20, 2014, the Company entered into a securities purchase agreement (the “Coventry SPA”) with Coventry Enterprises LLC., (“Coventry”), pursuant to which the Company sold to Coventry a $50,000 face value 8% Convertible Note (the “Coventry Note”) with a term of twelve months (the “Coventry Maturity Date”). Interest accrues daily on the outstanding principal amount of the Coventry Note at a rate per annual equal to 8% on the basis of a 365-day year. The principal amount and interest of the Coventry Note is payable on the Coventry Maturity Date. The Coventry Note is convertible into common stock beginning six months after the Issue Date, at the holder’s option, at a 50% discount to the lowest closing bid price of the common stock during the 15 trading day period prior to conversion. In the event the Company prepays the Coventry Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by 150% if prepaid during the period commencing on the Issue Date through 180 days thereafter. The Company may not prepay the Coventry Note after the 180th day following the Issue Date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the Coventry Note becomes immediately due and payable. The Company paid Coventry $2,500 for its legal fees and expenses.

As of March 18, 2014 (“Issue Date”), and with a closing date of March 21, 2014, the Company entered into a securities purchase agreement (the “LG SPA”) with LG Capital Funding, LLC (“LG”), pursuant to which the Company sold to LG a $50,000 face value 8% Convertible Note (the “LG Note”) with a term of twelve months (the “LG Maturity Date”). Interest accrues daily on the outstanding principal amount of the LG Note at a rate per annual equal to 8% on the basis of a 365-day year. The principal amount and interest of the LG Note is payable on the LG Maturity Date. The LG Note is convertible into common stock beginning six months after the Issue Date, at the holder’s option, at a 50% discount to the lowest closing bid price of the common stock during the 15 trading day period prior to conversion. In the event the Company prepays the LG Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by 150% if prepaid during the period commencing on the Issue Date through 180 days thereafter. The Company may not prepay the LG Note after the 180th day following the Issue Date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the LG Note becomes immediately due and payable. The Company paid LG $2,500 for its legal fees and expenses and paid a third party a $5,000 placement fee.

The agreements described above are in substantially similar form as prior financing agreements the Company has on file with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.
Date: March 27, 2014
By:
/s/ Robert Rositano

Robert Rositano
CEO